CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders of
Winton Diversified Opportunities Fund:

We consent to the use of our report included herein dated September 10, 2015, with respect to the statement of assets and liabilities (in Organization) of Winton Diversified Opportunities Fund, as of September 8, 2015, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                            /s/ KPMG LLP

Philadelphia,  Pennsylvania
September  10,  2015